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Creating Communities in Our Properties™

WHITESTONE REIT

Randalls

Supplemental Operating & Financial Data

For the Quarter Ended March 31, 2017

STARBUCKS COFFEE
STARBUCKS COFFEE
8912

WSR
LISTED
NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties TM. As of March 31, 2017, we wholly owned 55 Community Centered PropertiesTM with approximately
55 Community Centers	4.6 million square feet of gross leasable area, located in six of the top markets in the United States in terms of
4.6 Million Sq. Ft. of gross	population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio. Headquartered in
leasable area	Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14 properties with
1,222 Tenants	approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone Capital REIT
Operating Partnership, L.P.

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties TM from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 38.1 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of March 31, 2017 provided a 50% premium rental rate compared to our larger space
1.1 Million	tenants. The largest of our 1,222 tenants comprised only 3.6% of our annualized base rental revenues for the three months ended March 31, 2017.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 9.2%**	Dave Holeman, Chief Financial Officer			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
James C. Mastandrea	website: www.whitestonereit.com
Daryl J. Carter
Donald F. Keating	Analyst Coverage:
Paul T. Lambert	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Jack L. Mahaffey	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
David F. Taylor	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of May 3, 2017	Maxim Group	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $12.38 as of close of market on	212.895.3641	813.273.8252	212.303.4124	540.277.3366
May 2, 2017.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports First Quarter 2017 Results
- Annualized Base Rent Per Leased Square Foot Grows 14% Compared to First Quarter 2016 -
- Net Income of $0.04 per Share -
- Funds from Operations ("FFO") of $0.23 per Share, FFO Core of $0.32 per Share -
- Announces $204.6 Million of Acquisitions Subsequent to Quarter End -
- Raises $100 Million in Net Proceeds in Follow-on Offering -
- Reaffirms 2017 Full Year Guidance -

Houston, Texas, May 3, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the first quarter ended March 31, 2017. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

Highlights
All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

First Quarter 2017 Compared to First Quarter 2016:

•	11% growth in revenues to $28.3 million

•	Net income attributable to Whitestone REIT of $1.4 million

•	9% growth in net operating income (“NOI”) to $18.9 million

•	2% same store NOI growth

•	Funds from Operations (“FFO”) was $7.3 million versus $7.5 million or $0.23 per diluted share versus $0.26

•	FFO Core was $10.2 million versus $9.7 million or $0.32 per diluted share versus $0.34

•	14% increase in Annualized Base Rent (“ABR”) to $17.36 per leased square foot

•	7% increase in rental rates on new and renewal leases on a GAAP basis (Trailing twelve months)

“Our neighborhood centers, located on the best retail corners of affluent communities, with a well-crafted mix of E-commerce resistant tenants, continue to produce strong financial results,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “The power of our business model was again demonstrated by the positive revenue and same store NOI growth we produced to start 2017. Furthermore, early in the second quarter, we secured two additional assets that complement our focus on Community Centered Property™ for a combined purchase price of $204.6 million in the business friendly and high growth state of Texas. We also successfully executed on a follow-on offering with approximately $100 million of net proceeds being used to fund these accretive acquisitions that should close in the second quarter. Our team’s efforts and proven business model, which differentiates us from traditional retail REITs, positions Whitestone to build on our past success and to continue to grow long-term shareholder value through increasing occupancies, rents and overall square footage and executing quickly on accretive acquisitions”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2017, Whitestone wholly owned 55 Community Centered PropertiesTM with 4.6 million square feet of gross leasable area ("GLA"). The portfolio is comprised of 27 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (5), Houston (15) and the greater Phoenix metropolitan area (27) at March 31, 2017. In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership L.P.

At the end of the first quarter of 2017, the Company's diversified tenant base was comprised of approximately 1,600 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues and the top 15 tenants accounting for only 12% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the first quarter, the leasing team signed 91 leases totaling 221,000 square feet of new, expansion and renewal leases, compared to 122 leases totaling 285,000 square feet in the first quarter of 2016. The total lease value added during the quarter was $16.3 million compared to $16.1 million during the same period last year. The Company's total operating portfolio occupancy stood at 88.6% at quarter end.

Development Activity:

Pinnacle of Scottsdale
As of March 31, 2017, the Company had substantially completed construction at its Community Centered PropertyTM that is adjacent to its Pinnacle of Scottsdale property located in Scottsdale, Arizona. Approximately $7.0 million in construction and land costs were incurred, including approximately $0.5 million in previously capitalized interest and real estate taxes. The 27,063 square foot property was 44% leased as of March 31, 2017. Subsequent to March 31, 2017, the Company executed additional new leases increasing the leased occupancy to 91% as of May 2, 2017.

Shops at Starwood
As of March 31, 2017, the Company had substantially completed construction at its Community Centered PropertyTM that is adjacent to its Shops at Starwood property located in Frisco, Texas. Approximately $10.0 million in construction and land costs were incurred, including approximately $0.8 million in previously capitalized interest and real estate taxes. The 35,351 square foot property was 50% leased as of March 31, 2017. Subsequent to March 31, 2017, the Company executed additional new leases increasing the leased occupancy to 59% as of May 2, 2017.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s activities over the last twelve months, undepreciated cost basis real estate assets increased $86.1 million to $924.3 million at March 31, 2017 compared to $838.2 million on March 31, 2016.

Liquidity, Debt and Credit Facility:

At March 31, 2017, 46 of the Company’s wholly-owned 55 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $667.7 million. At March 31, 2017 the Company had total real estate debt, net of cash, of $548.0 million, of which approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the first quarter was 4.0% and the weighted average remaining term was 5.0 years.

At quarter end, Whitestone had $6.5 million of cash available on its balance sheet and $102.4 million of available capacity under its credit facility, before a $200 million accordion option.

Dividend

On March 20, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2017, to be paid in three equal installments of $0.095 in April, May and June of 2017.

Subsequent Events

Acquisitions:

On April 19, 2017, the Company announced that it had entered into purchase agreements, in separate transactions, to acquire BLVD Place and Eldorado Plaza, two Class-A retail centers located in affluent and fast-growing communities in Houston and Dallas, respectively. The aggregate purchase price for BLVD Place and Eldorado Plaza is $204.6 million. Based on, among other things, the contractual rent under in-place leases and actual operating expenses at the properties as of April 17, 2017, and assuming the development and lease-up of the developable land parcels described below, the Company estimates the projected unlevered internal rate of return using projected NOI over an eight-year hold period, and assuming a 6% exit capitalization rate for each of the two properties, to be in the mid-teens.  Pursuant to the purchase agreements, the Company expects the closing of the pending acquisitions to occur in May 2017, subject to customary closing conditions.

BLVD Place is located in Uptown Houston, one of the largest business districts in the United States, ranking 15th nationally, and comparable in size to the CBDs of Pittsburgh and Denver. Uptown Houston has impressive density, with an estimated 499,000 residents living within a five-mile radius, estimated to grow by 7.6% to 537,000 by 2022, with an estimated average household income within the five-miles radius of BLVD Place of approximately $124,000. The Class-A lifestyle center includes 216,944 square feet of leasable space and included in the purchase of BLVD Place is approximately 1.43 acres of developable land that will give Whitestone the ability to build an estimated 137,000 square feet of additional leasable space, based on current plans. BLVD Place was 99% leased and will be Whitestone’s 28th property in its Houston region. The Company currently intends to develop a six-story, 137,000 square foot mixed-use building (the “BLVD Phase II-B development”) on the developable land at BLVD Place, for an estimated $45 million incremental development cost. The BLVD Phase II-B development is expected to include 46,000 square feet of retail space on the first two floors and 91,000 square feet of office space on the top four floors.

The Company expects to fund a portion of the purchase price of the acquisition of BLVD Place with $80 million of asset level mortgage financing (the “BLVD Financing”). The Company is currently negotiating the terms of the BLVD Financing with potential lenders; however, it has not yet entered into a binding commitment letter or definitive loan documents.

Eldorado Plaza is located in McKinney, Texas, on the north end of the Dallas “Platinum Corridor,” which is known for its mix of national companies and regional branch offices including Coca-Cola, Wells Fargo, Pizza Hut, Hilton Hotels, NexBank, iHeart Communications and Mary Kay Cosmetics. An estimated 191,000 people live within the five-mile radius of Eldorado Plaza, and the population is estimated to grow by 11.6% to 214,000 by 2022. The average household income of the population within the five-mile radius of Eldorado Plaza is $124,000 and the unemployment rate is 2.8%. The Class-A lifestyle center contains 221,577 square feet of leasable space, with the option to purchase an additional 1.86 acres of developable land that will give Whitestone the ability to build an estimated 24,000 square feet of additional leasable space, based on current plans. As of April 15, 2017, Eldorado Plaza was 97% leased. Eldorado Plaza will be Whitestone’s seventh property in Dallas-Ft. Worth.

The Company expects to fund a portion of the purchase price of the acquisition of Eldorado Plaza with borrowings under its credit facility.

Capital markets activity:

The Company completed a follow-on offering of approximately 8.0 million shares during April 2017 that resulted in net proceeds of approximately $100 million. Proceeds were initially used to repay a portion of outstanding indebtedness under its credit facility, and subsequently will be used to partially fund the BLVD Place and Eldorado Plaza acquisitions.

2017 Guidance

The Company reaffirms its previously released guidance for 2017 and expects net income attributable to Whitestone REIT for 2017 to range from $0.24 to $0.29 per share and FFO and FFO Core to range from $1.00 to $1.05 and $1.34 to $1.39 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, May 4, 2017 at 11:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 681-3376
Dial-in number for international participants:     (719) 325-4797

The conference call will be recorded and a telephone replay will be available through Thursday, May 18, 2017. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            3709952

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify, finance and consummate suitable acquisitions, including the pending acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return,; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs. The reconciliation of forward-looking non-GAAP information with respect to the pending acquisitions to the most directly comparable GAAP measure was not available without unreasonable efforts.

Contact Whitestone REIT:
David K. Holeman
Chief Financial Officer
Investor Relations (713) 435-2219

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$924,280	$920,310
Accumulated depreciation	(112,418)	(107,258)
Total real estate assets	811,862	813,052
Cash and cash equivalents	6,503	4,168
Restricted cash	156	56
Marketable securities	517	517
Escrows and acquisition deposits	5,740	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,680	19,951
Unamortized lease commissions and loan costs	7,857	8,083
Prepaid expenses and other assets	3,519	2,762
Total assets	$856,834	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$555,399	$544,020
Accounts payable and accrued expenses	18,044	28,692
Tenants' security deposits	6,279	6,125
Dividends and distributions payable	8,883	8,729
Total liabilities	588,605	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,871,458 and 29,468,563 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	30	29
Additional paid-in capital	403,783	396,494
Accumulated deficit	(148,828)	(141,695)
Accumulated other comprehensive gain	1,565	859
Total Whitestone REIT shareholders' equity	256,550	255,687
Noncontrolling interests:
Redeemable operating partnership units	11,641	11,941
Noncontrolling interest in Consolidated Partnership	38	15
Total noncontrolling interests	11,679	11,956
Total equity	268,229	267,643
Total liabilities and equity	$856,834	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Property revenues
Rental revenues	$21,296	$19,422
Other revenues	6,971	6,013
Total property revenues	28,267	25,435

Property expenses
Property operation and maintenance	5,494	4,794
Real estate taxes	3,920	3,354
Total property expenses	9,414	8,148

Other expenses (income)
General and administrative	6,169	4,836
Depreciation and amortization	6,008	5,392
Interest expense	5,153	4,804
Interest, dividend and other investment income	(138)	(97)
Total other expense	17,192	14,935

Income before gain (loss) on sale or disposal of properties or assets and income taxes	1,661	2,352

Provision for income taxes	(81)	(156)
Gain on sale of properties	—	2,890
Gain (loss) on sale or disposal of assets	(23)	2

Net income	1,557	5,088

Redeemable operating partnership units	53	91
Non-controlling interests in Consolidated Partnership	64	—
Less: Net income attributable to noncontrolling interests	117	91

Net income attributable to Whitestone REIT	$1,440	$4,997

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.18
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.04	$0.18

Weighted average number of common shares outstanding:
Basic	29,416	26,604
Diluted	30,409	27,489

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income (Loss)

Net income	$1,557	$5,088

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	732	(6,041)
Unrealized loss on available-for-sale marketable securities	—	(5)

Comprehensive income (loss)	2,289	(958)

Less: Net income attributable to noncontrolling interests	117	91
Less: Comprehensive income (loss) attributable to noncontrolling interests	26	(108)

Comprehensive income (loss) attributable to Whitestone REIT	$2,146	$(941)

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,557	$5,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,008	5,392
Amortization of deferred loan costs	310	315
Amortization of notes payable discount	149	72
Loss (gain) on sale or disposal of assets and properties	23	(2,892)
Bad debt expense	609	372
Share-based compensation	2,447	2,025
Changes in operating assets and liabilities:
Escrows and acquisition deposits	880	1,853
Accrued rent and accounts receivable	(1,338)	(1,377)
Unamortized lease commissions	(383)	(382)
Prepaid expenses and other assets	444	191
Accounts payable and accrued expenses	(9,977)	(5,161)
Tenants' security deposits	154	180
Net cash provided by operating activities	883	5,676
Cash flows from investing activities:
Additions to real estate	(4,556)	(4,364)
Proceeds from sales of properties	—	1,097
Net cash used in investing activities	(4,556)	(3,267)
Cash flows from financing activities:
Distributions paid to common shareholders	(8,453)	(7,711)
Distributions paid to OP unit holders	(313)	(139)
Proceeds from issuance of common shares, net of offering costs	5,334	—
Proceeds from revolving credit facility	11,000	7,000
Repayments of notes payable	(869)	(739)
Change in restricted cash	(100)	(89)
Repurchase of common shares	(591)	(871)
Net cash provided by (used in) financing activities	6,008	(2,549)

Net increase (decrease) in cash and cash equivalents	2,335	(140)
Cash and cash equivalents at beginning of period	4,168	2,587
Cash and cash equivalents at end of period	$6,503	$2,447

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,936	$4,602
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$70	$187
Financed insurance premiums	$1,115	$1,060
Value of shares issued under dividend reinvestment plan	$33	$27
Value of common shares exchanged for OP units	$80	$98
Change in fair value of available-for-sale securities	$—	$(5)
Change in fair value of cash flow hedge	$732	$(6,041)
Proceeds from 1031 exchange transaction	$—	$2,860
Reallocation of ownership percentage between parent and subsidiary	$13	$—
Accrued distribution payable to General Partners' Interest in Consolidated Partnership	$41	$—

Whitestone REIT and Subsidiaries
Consolidating Balance Sheet
As of March 31, 2017
(unaudited)
(in thousands, except share and per unit data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
ASSETS
Real estate assets, at cost
Property	$830,245	$94,035	$—	$924,280
Accumulated depreciation	(78,235)	(34,183)	—	(112,418)
Total real estate assets	752,010	59,852	—	811,862
Cash and cash equivalents	5,203	1,300	—	6,503
Restricted cash	156	—	—	156
Marketable securities	517	—	—	517
Escrows and acquisition deposits	4,962	778	—	5,740
Accrued rents and accounts receivable, net of allowance for doubtful accounts	18,243	4,502	(2,065)	20,680
Unamortized lease commissions and loan costs	6,757	1,100	—	7,857
Prepaid expenses and other assets	17,425	259	(14,165)	3,519
Total assets	$805,273	$67,791	$(16,230)	$856,834

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$505,686	$65,186	$(15,473)	$555,399
Accounts payable and accrued expenses	17,498	2,611	(2,065)	18,044
Tenants' security deposits	5,223	1,056	—	6,279
Dividends and distributions payable	8,842	41	—	8,883
Total liabilities	537,249	68,894	(17,538)	588,605
Commitments and contingencies:	—	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 29,871,458 and 29,468,563 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	30	—	—	30
Additional paid-in capital	403,616	(1,141)	1,308	403,783
Accumulated deficit	(148,828)	—	—	(148,828)
Accumulated other comprehensive loss	1,565	—	—	1,565
Total Whitestone REIT shareholders' equity	256,383	(1,141)	1,308	256,550
Redeemable operating partnership units	11,641	—	—	11,641
Noncontrolling interests in Consolidated Partnership	—	38	—	38
Noncontrolling interest in subsidiary	11,641	38	—	11,679
Total equity	268,024	(1,103)	1,308	268,229
Total liabilities and equity	$805,273	$67,791	$(16,230)	$856,834

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Three Months Ended March 31, 2017
(unaudited)
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$17,895	$3,401	$—	$21,296
Other revenues	6,352	619	—	6,971
Intercompany management fees	258	—	(258)	—
Total property revenues	24,505	4,020	(258)	28,267

Property expenses
Property operation and maintenance	4,332	1,162	—	5,494
Real estate taxes	3,272	648	—	3,920
Intercompany management fees	—	258	(258)	—
Total property expenses	7,604	2,068	(258)	9,414

Other expenses (income)
General and administrative	6,169	—	—	6,169
Depreciation and amortization	5,103	905	—	6,008
Interest expense	4,607	670	(124)	5,153
Interest, dividend and other investment income	(262)	—	124	(138)
Total other expense	15,617	1,575	—	17,192

Income before loss on sale or disposal of assets and income taxes	1,284	377	—	1,661

Provision for income taxes	(56)	(25)	—	(81)
Loss on sale or disposal of assets	(17)	(6)	—	(23)

Net income	1,211	346	—	1,557

Redeemable operating partnership units	53	—	—	53
Non-controlling interests in Consolidated Partnership	—	64	—	64
Less: Net income attributable to noncontrolling interests	53	64	—	117

Net income attributable to Whitestone REIT	$1,158	$282	$—	$1,440

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2017	2016
Net income attributable to Whitestone REIT	$1,440	$4,997
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	5,795	5,311
(Gain) loss on sale or disposal of assets and properties	22	(2,892)
Net income attributable to exchangeable operating partnership units	53	91
FFO	7,310	7,507

Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,451	2,025
Acquisition costs	418	170
FFO Core	$10,179	$9,702

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,310	$7,507
Distributions paid on unvested restricted common shares	(91)	(155)
FFO excluding amounts attributable to unvested restricted common shares	$7,219	$7,352
FFO Core excluding amounts attributable to unvested restricted common shares	$10,088	$9,547

Denominator:
Weighted average number of total common shares - basic	29,416	26,604
Weighted average number of total noncontrolling OP units - basic	1,100	491
Weighted average number of total common shares and noncontrolling OP units - basic	30,516	27,095

Effect of dilutive securities:
Unvested restricted shares	993	885
Weighted average number of total common shares and noncontrolling OP units - diluted	31,509	27,980

FFO per common share and OP unit - basic	$0.24	$0.27
FFO per common share and OP unit - diluted	$0.23	$0.26

FFO Core per common share and OP unit - basic	$0.33	$0.35
FFO Core per common share and OP unit - diluted	$0.32	$0.34

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2017	2016
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,440	$4,997
General and administrative expenses	6,169	4,836
Depreciation and amortization	6,008	5,392
Interest expense	5,153	4,804
Interest, dividend and other investment income	(138)	(97)
Provision for income taxes	81	156
Gain on sale of properties	—	(2,890)
(Gain) loss on disposal of assets	23	(2)
Net income attributable to noncontrolling interests	117	91
NOI	$18,853	$17,287

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,440	$4,997
Depreciation and amortization	6,008	5,392
Interest expense	5,153	4,804
Provision for income taxes	81	156
Gain on sale of properties	—	(2,890)
(Gain) loss on disposal of assets	23	(2)
Net income attributable to noncontrolling interests	117	91
EBITDA (1)	$12,822	$12,548

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2017	2016	2016	2016
Net income attributable to Whitestone REIT	$1,440	$532	$949	$1,484
Depreciation and amortization	6,008	6,095	5,449	5,521
Interest expense	5,153	5,018	4,669	4,748
Provision for income taxes	81	42	80	11
Gain on sale of properties	—	(467)	—	—
(Gain) loss on disposal of assets	23	106	(26)	18
Net income attributable to noncontrolling interests	117	35	15	25
EBITDA (1)	$12,822	$11,361	$11,136	$11,807

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended March 31,			Percent
	2017	2016	Change	Change
Same Store (49 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$16,668	$16,083	$585	4%
Other revenues	5,765	5,331	434	8%
Total property revenues	22,433	21,414	1,019	5%

Property expenses
Property operation and maintenance	4,187	3,787	400	11%
Real estate taxes	3,167	2,809	358	13%
Total property expenses	7,354	6,596	758	11%

Total Same Store net operating income	15,079	14,818	261	2%

Non-Same Store (2 Properties, exclusive of land held for development) (2)
Property revenues
Rental revenues	1,401	148	1,253	Not meaningful
Other revenues	601	64	537	Not meaningful
Total property revenues	2,002	212	1,790	Not meaningful

Property expenses
Property operation and maintenance	306	57	249	Not meaningful
Real estate taxes	113	30	83	Not meaningful
Total property expenses	419	87	332	Not meaningful

Total Non-Same Store net operating income	1,583	125	1,458	Not meaningful

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	3,227	3,191	36	1%
Other revenues	605	618	(13)	(2)%
Total property revenues	3,832	3,809	23	1%

Property expenses
Property operation and maintenance	1,001	950	51	5%
Real estate taxes	640	515	125	24%
Total property expenses	1,641	1,465	176	12%

Total Consolidated Partnership properties net operating income	2,191	2,344	(153)	(7)%

Total property net operating income	18,853	17,287	1,566	9%

Less, net total other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	17,296	12,199	5,097	42%

Net income	$1,557	$5,088	$(3,531)	(69)%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2017 to the three months ended March 31, 2016, Same Stores include properties owned before January 1, 2016.

(2)
We define “Non-Same Stores” as properties that have been acquired or developed since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2017 to the three months ended March 31, 2016, Non-Same Stores include properties acquired or developed between January 1, 2016 and March 31, 2017 and properties sold between January 1, 2016 and March 31, 2017, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2017	2016
Other Financial Information:(1)

Tenant improvements (2)	$713	$458
Leasing commissions (2)	$261	$436
Maintenance Capital	$673	$591
Scheduled debt principal payments	$565	$501
Straight line rent income	$414	$476
Market rent amortization income from acquired leases	$148	$(25)
Non-cash share-based compensation expense	$2,451	$2,025
Non-real estate depreciation and amortization	$45	$82
Amortization of loan fees	$305	$315
Acquisition costs	$418	$170
Undepreciated value of unencumbered properties	$692,107	$586,616
Number of unencumbered properties	50	49
Full time employees	103	96

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2017
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	96.5%	29,871
Operating partnership units outstanding	3.5%	1,096
Total	100.0%	30,967

Market price of common shares as of
March 31, 2017		$13.84

Total equity capitalization		428,583	44%

Debt Capitalization:
Outstanding debt		$556,819
Less: Cash and cash equivalents		(6,503)
		550,316	56%

Total Market Capitalization as of
March 31, 2017		$978,899	100%

SELECTED RATIOS:
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2017	2016	2016	2016
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$12,822	$11,361	$11,136	$11,807

Interest expense	5,153	5,018	4,669	4,748
Less: amortization of loan fees	(310)	(310)	(313)	(315)
Interest expense, excluding amortization of loan fees	4,843	4,708	4,356	4,433

Ratio of EBITDA to interest expense	2.6	2.4	2.6	2.7

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$556,819	$545,512	$551,235	$502,192
Less: Cash	(6,503)	(4,168)	(8,786)	(5,927)
Outstanding debt after cash	$550,316	$541,344	$542,449	$496,265

Undepreciated real estate assets	$924,280	$920,310	$918,562	$844,807

Ratio of debt to real estate assets	60%	59%	59%	59%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2017	2016	2016	2016
Debt/EBITDA Ratio
Outstanding debt	$556,819	$545,512	$551,235	$502,192
Less: Cash	(6,503)	(4,168)	(8,786)	(5,927)
Outstanding debt after cash	550,316	541,344	542,449	496,265

EBITDA	$12,822	$11,361	$11,136	$11,807
Share based compensation	2,451	3,361	3,042	1,819
Acquisition costs	418	1,111	427	393
EBITDA, adjusted	15,691	15,833	14,605	14,019

Impact of partial quarter acquisitions and dispositions	—	—	1,288	—

Pro forma quarterly EBITDA, adjusted	15,691	15,833	15,893	14,019

Pro forma annualized EBITDA, adjusted (1)	62,764	63,332	63,572	56,076

Ratio of debt to pro forma EBITDA, adjusted	8.77	8.55	8.53	8.85

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2017	December 31, 2016
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,920	$9,980
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$37.0 million 3.76% Note, due December 1, 2020 (5)	33,915	34,166
$6.5 million 3.80% Note, due January 1, 2019	5,975	6,019
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,620	19,708
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	16,236	16,298
$15.1 million 4.99% Note, due January 6, 2024	15,022	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (6)	7,860	7,869
$2.6 million 5.46% Note, due October 1, 2023	2,502	2,512
$1.1 million 2.97% Note, due November 28, 2017	869	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (7)	197,600	186,600
Total notes payable principal	556,819	545,512
Less deferred financing costs, net of accumulated amortization	(1,420)	(1,492)
	$555,399	$544,020

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

(7)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2017
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2017	$2,723	$7,839	$10,562	1.9%
2018	$2,576	9,560	12,136	2.2%
2019	$2,392	203,257	205,649	36.9%
2020	$2,876	79,951	82,827	14.9%
2021	$1,918	50,000	51,918	9.3%
Thereafter	$4,444	189,283	193,727	34.8%
Total	$16,929	$539,890	$556,819	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	March 31,	March 31,	December 31,	September 30,	June 30,
Community Centered Properties	2017	2017	2016	2016	2016
Whitestone	4,417,429	89%	90%	90%	90%
Pillarstone	1,531,737	80%	81%	81%	81%
Development, New Acquisitions (1)	167,059	63%	63%	80%	79%
Total	6,116,225	86%	87%	87%	87%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Phoenix, Houston and Austin	$2,447	3.6%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/2016	2017, 2020, 2020, 2021, 2024 and 2034
Bashas' Inc. (4)	Phoenix	936	1.3%	10/9/2004 and 4/1/2009	2024 and 2029
Walgreens & Co. (5)	Phoenix and Houston	828	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2017, 2027, 2049 and 2056
Dollar Tree (6)	Phoenix and Houston	729	1.1%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, 4/4/2011 and 5/21/2013	2017, 2020, 2020, 2021, 2021, 2023 and 2027
Alamo Drafthouse Cinema	Austin	689	1.0%	2/1/2012	2027
Wells Fargo & Company (7)	Phoenix	655	1.0%	10/24/1996 and 4/16/1999	2017 and 2018
University of Phoenix	San Antonio	541	0.8%	10/18/2010	2018
Kroger Co.	Dallas	483	0.7%	12/15/2000	2022
Ross Dress for Less, Inc. (8)	San Antonio, Phoenix and Houston	472	0.7%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House	Phoenix	466	0.7%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	460	0.7%	3/1/2008	2018
Petco (9)	Phoenix and Houston	453	0.6%	7/6/1998 and 10/15/2006	2019 and 2026
JPMorgan Chase(10)	Austin, Houston and Phoenix	398	0.6%	12/2/2000, 2/3/2003 and 12/30/2005	2020, 2022 and 2025
Kindercare Learning Centers, Inc. (11)	Phoenix	367	0.5%	7/15/2000 and 5/7/2001	2021 and 2035
Sterling Jewelers, Inc.	Phoenix	354	0.5%	11/23/2004	2020
		$9,924	14.4%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2017 for each applicable tenant multiplied by 12.

(3)
As of March 31, 2017, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents approximately 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents approximately 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.6% of our total annualized base rental revenue.

(4)
As of March 31, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 1.0% of our total annualized base rental revenue.

(5)
As of March 31, 2017, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(6)
As of March 31, 2017, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in 2017, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)
As of March 31, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2017, was $114,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $541,000, which represents approximately 0.8% of our total annualized base rental revenue.

(8)
As of March 31, 2017, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

(9)
As of March 31, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $229,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents approximately 0.3% of our total annualized base rental revenue.

(10)
As of March 31, 2017, we had three leases with the same tenant occupying space at properties located in Austin, Houston and Phoenix. The annualized rental revenue for the lease that commenced on December 2, 2000, and is scheduled to expire in 2020, was $116,000, which represents approximately 0.2% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 3, 2003, and is scheduled to expire in 2022, was $130,000, which represents approximately 0.2% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 30, 2005, and is scheduled to expire in 2025, was $151,000, which represents approximately 0.2% of our annualized base rental revenue.

(11)
As of March 31, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $307,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 15, 2000, and is scheduled to expire in 2035, was $60,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended
	March 31,
	2017	2016
RENEWALS
Number of Leases	61	80
Total Square Feet (1)	168,712	176,447
Average Square Feet	2,766	2,206
Total Lease Value	$9,613,000	$8,340,000
NEW LEASES
Number of Leases	30	42
Total Square Feet (1)	51,581	108,755
Average Square Feet	1,719	2,589
Total Lease Value	$6,685,000	$7,761,000
TOTAL LEASES
Number of Leases	91	122
Total Square Feet (1)	220,293	285,202
Average Square Feet	2,421	2,338
Total Lease Value	$16,298,000	$16,101,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended
	March 31,
	2017	2016
RENEWALS
Number of Leases	41	54
Total Square Feet (1)	98,802	78,952
Average Square Feet	2,410	1,462
Total Lease Value	$8,167,000	$6,233,000
NEW LEASES
Number of Leases	24	23
Total Square Feet (1)	43,766	44,112
Average Square Feet	1,824	1,918
Total Lease Value	$6,414,000	$4,390,000
TOTAL LEASES
Number of Leases	65	77
Total Square Feet (1)	142,568	123,064
Average Square Feet	2,193	1,598
Total Lease Value	$14,581,000	$10,623,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2017	49	$8,995,340	112,649	3.9	$302,258	$2.68	$20.20	$19.89	$34,228	1.6%	$158,984	7.4%
4th Quarter 2016	37	10,517,254	124,838	6.6	315,900	2.53	14.02	13.68	42,453	2.5%	118,956	7.1%
3rd Quarter 2016	48	7,989,926	109,059	3.7	337,684	3.10	16.94	17.31	(40,803)	(2.1)%	104,838	5.8%
2nd Quarter 2016	49	9,458,018	140,801	3.4	364,434	2.59	16.09	16.15	(8,891)	(0.4)%	144,091	6.6%
Total - 12 months	183	$36,960,538	487,347	4.4	$1,320,276	$2.71	$16.70	$16.64	$26,987	0.4%	$526,869	6.8%

Comparable New Leases:
1st Quarter 2017	9	$1,533,894	18,653	4.5	$95,726	$5.13	$18.38	$18.33	$969	0.3%	$10,339	3.1%
4th Quarter 2016	5	3,681,027	48,715	9.6	180,896	3.71	7.72	7.58	6,964	1.8%	(266)	(0.1)%
3rd Quarter 2016	10	2,098,573	16,771	5.8	204,412	12.19	19.43	18.35	18,117	5.9%	34,591	11.7%
2nd Quarter 2016	10	1,065,356	17,379	4.0	24,318	1.40	14.43	18.70	(74,256)	(22.8)%	(35,956)	(12.4)%
Total - 12 months	34	$8,378,850	101,518	7.1	$505,352	$4.98	$12.76	$13.24	$(48,206)	(3.6)%	$8,708	0.7%

Comparable Renewal Leases:
1st Quarter 2017	40	$7,461,446	93,996	3.8	$206,532	$2.20	$20.56	$20.21	$33,259	1.7%	$148,645	8.2%
4th Quarter 2016	32	6,836,227	76,123	4.7	135,004	1.77	18.04	17.58	$35,489	2.6%	119,222	9.3%
3rd Quarter 2016	38	5,891,353	92,288	3.3	133,272	1.44	16.49	$17.12	(58,920)	(3.7)%	70,247	4.7%
2nd Quarter 2016	39	8,392,662	123,422	3.3	340,116	2.76	16.32	15.79	65,365	3.4%	180,047	9.6%
Total - 12 months	149	$28,581,688	385,829	3.7	$814,924	$2.11	$17.73	$17.54	$75,193	1.1%	$518,161	8.0%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2017	65	$14,708,609	144,168	4.4	$802,674	$5.57	21.76
4th Quarter 2016	63	18,961,325	196,746	6.0	945,768	4.81	16.57
3rd Quarter 2016	71	13,982,123	166,413	3.9	1,040,448	6.25	19.15
2nd Quarter 2016	72	19,351,294	217,752	4.8	1,672,797	7.68	16.40
Total - 12 months	271	$67,003,351	725,079	4.8	$4,461,687	$6.15	$18.14

New
1st Quarter 2017	24	$6,414,383	43,766	5.6	$514,144	$11.75	$24.03
4th Quarter 2016	30	11,810,806	110,325	7.3	796,948	7.22	15.09
3rd Quarter 2016	29	7,150,002	61,304	4.9	842,254	13.74	23.29
2nd Quarter 2016	33	10,958,632	94,330	6.8	1,332,681	14.13	16.49
Total - 12 months	116	$36,333,823	309,725	6.4	$3,486,027	$11.26	$18.40

Renewal
1st Quarter 2017	41	$8,294,226	100,402	3.8	$288,530	$2.87	20.78
4th Quarter 2016	33	7,150,519	86,421	4.3	148,820	1.72	18.46
3rd Quarter 2016	42	6,832,121	105,109	3.4	198,194	1.89	16.74
2nd Quarter 2016	39	8,392,662	123,422	3.3	340,116	2.76	16.32
Total - 12 months	155	$30,669,528	415,354	3.7	$975,660	$2.35	$17.95

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	334	810,246	13.2%	$10,930	13.2%	$13.49
2018	315	919,360	15.0%	15,106	18.2%	16.43
2019	257	703,628	11.5%	12,251	14.7%	17.41
2020	198	828,884	13.6%	12,758	15.4%	15.39
2021	188	596,445	9.8%	10,344	12.5%	17.34
2022	118	481,976	7.9%	7,285	8.8%	15.11
2023	38	193,503	3.2%	2,779	3.3%	14.36
2024	35	231,098	3.8%	3,466	4.2%	15.00
2025	23	73,181	1.2%	1,643	2.0%	22.45
2026	16	118,271	1.9%	1,680	2.0%	14.20
Total	1,522	4,956,592	81.1%	$78,242	94.3%	$15.79

(1)	Lease expirations table reflects rents in place as of March 31, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	234	496,812	10.8%	$7,642	11.0%	$15.38
2018	223	576,822	12.6%	11,419	16.4%	19.80
2019	205	540,472	11.8%	10,570	15.2%	19.56
2020	164	685,400	15.0%	11,326	16.2%	16.52
2021	158	463,610	10.1%	8,575	12.3%	18.50
2022	104	436,450	9.5%	6,714	9.6%	15.38
2023	32	143,985	3.1%	2,178	3.1%	15.13
2024	34	219,830	4.8%	3,292	4.7%	14.98
2025	23	73,181	1.6%	1,643	2.4%	22.45
2026	16	118,271	2.6%	1,680	2.4%	14.20
Total	1,193	3,754,833	81.9%	$65,039	93.3%	$17.32

(1)	Lease expirations table reflects rents in place as of March 31, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2017 FINANCIAL GUIDANCE

As of
March 1, 2017
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.24 - $0.29
FFO Core per common share and OP unit - diluted	$1.34 - $1.39
FFO per common share and OP unit - diluted	$1.00 - $1.05
Same Store Property NOI	3% - 5%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2017 FINANCIAL GUIDANCE (per diluted common share and OP unit)

Guidance:	As of March 1, 2017
Net income attributable to Whitestone REIT	$0.24	$0.29

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.76	0.76
FFO	$1.00	$1.05

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation and acquisition expenses	0.34	0.34
FFO Core	$1.34	$1.39

Whitestone REIT and Subsidiaries Property Details As of March 31, 2017

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 3/31/2017	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	91%	$910	$13.76	$13.57
Anthem Marketplace	Phoenix	2000	113,293	93%	1,704	16.17	15.78
Bellnott Square	Houston	1982	73,930	39%	293	10.16	10.58
Bissonnet Beltway	Houston	1978	29,205	81%	315	13.32	13.40
The Citadel	Phoenix	2013	28,547	97%	448	16.18	16.58
City View Village	San Antonio	2005	17,870	86%	459	29.87	30.13
Davenport Village	Austin	1999	128,934	91%	2,629	22.41	25.37
Desert Canyon	Phoenix	2000	62,533	90%	764	13.58	13.93
Fountain Hills	Phoenix	2009	111,289	89%	1,745	17.62	17.46
Fountain Square	Phoenix	1986	118,209	90%	1,758	16.52	16.17
Fulton Ranch Towne Center	Phoenix	2005	113,281	89%	1,694	16.80	17.38
Gilbert Tuscany Village	Phoenix	2009	49,415	91%	778	17.30	17.57
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,465	21.22	22.15
Headquarters Village	Dallas	2009	89,134	93%	2,405	29.01	28.46
Keller Place	Dallas	2001	93,541	96%	996	11.09	11.06
Kempwood Plaza	Houston	1974	101,008	90%	867	9.54	9.68
La Mirada	Phoenix	1997	147,209	84%	2,552	20.64	21.24
Lion Square	Houston	2014	117,592	94%	1,379	12.48	12.47
The Marketplace at Central	Phoenix	2012	111,130	98%	946	8.69	8.42
Market Street at DC Ranch	Phoenix	2003	242,459	90%	4,276	19.60	19.51
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	55%	1,322	20.24	20.09
Paradise Plaza	Phoenix	1983	125,898	92%	1,649	14.24	14.11
Parkside Village North	Austin	2005	27,045	82%	653	29.45	30.71
Parkside Village South	Austin	2012	90,101	98%	2,273	25.74	26.72
Pima Norte	Phoenix	2007	35,110	64%	378	16.82	17.98
Pinnacle of Scottsdale	Phoenix	1991	113,108	97%	2,204	20.09	19.51
The Promenade at Fulton Ranch	Phoenix	2007	98,792	56%	944	17.06	17.86
Providence	Houston	1980	90,327	94%	802	9.45	9.05
Quinlan Crossing	Austin	2012	109,892	88%	2,185	22.59	23.55
Shaver	Houston	1978	21,926	98%	275	12.80	13.45
Shops at Pecos Ranch	Phoenix	2009	78,767	95%	1,485	19.85	20.10
Shops at Starwood	Dallas	2006	55,385	90%	1,446	29.01	29.15
The Shops at Williams Trace	Houston	1985	132,991	95%	1,824	14.44	15.02
South Richey	Houston	1980	69,928	98%	677	9.88	10.20
Spoerlein Commons	Chicago	1987	41,455	86%	728	20.42	21.12
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,551	21.86	21.86
SugarPark Plaza	Houston	1974	95,032	89%	933	11.03	11.43
Sunridge	Houston	1979	49,359	75%	378	10.21	11.53
Sunset at Pinnacle Peak	Phoenix	2000	41,530	92%	656	17.17	17.09
Terravita Marketplace	Phoenix	1997	102,733	95%	1,341	13.74	14.31
Torrey Square	Houston	1983	105,766	84%	777	8.75	8.59
Town Park	Houston	1978	43,526	98%	868	20.35	21.22
Village Square at Dana Park	Phoenix	2009	323,026	90%	6,341	21.81	21.58
Westchase	Houston	1978	49,573	86%	613	14.38	14.21
Williams Trace Plaza	Houston	1983	129,222	90%	1,602	13.77	13.70
Windsor Park	San Antonio	2012	196,458	97%	2,104	11.04	10.22
Woodlake Plaza	Houston	1974	106,169	85%	1,524	16.89	16.42
Total/Weighted Average - Whitestone Properties			4,417,429	89%	65,916	16.77	16.92

Whitestone Development Properties:
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	$—	$—	$—
Pinnacle Phase II	Phoenix	2017	27,063	44%	225	18.90	22.17
Seville	Phoenix	1990	90,042	84%	2,531	33.46	33.44
Shops at Starwood Phase III	Dallas	2016	35,351	50%	699	39.55	39.89
Total/Weighted Average - Development Properties (4)			167,059	63%	3,455	32.83	33.24

Total/Weighted Average - Whitestone Properties			4,584,488	88%	69,371	17.20	17.36

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	84%	$1,559	$14.74	$13.91
Corporate Park Northwest	Houston	1981	174,359	79%	1,714	12.44	12.49
Corporate Park West	Houston	1999	175,665	76%	1,515	11.35	11.12
Corporate Park Woodland	Houston	2000	99,937	98%	917	9.36	10.17
Corporate Park Woodland II	Houston	2000	16,220	95%	227	14.73	14.34
Dairy Ashford	Houston	1981	42,902	27%	94	8.11	8.11
Holly Hall Industrial Park	Houston	1980	90,000	91%	755	9.22	8.52
Holly Knight	Houston	1984	20,015	85%	332	19.51	19.34
Interstate 10 Warehouse	Houston	1980	151,000	88%	627	4.72	4.44
Main Park	Houston	1982	113,410	78%	665	7.52	7.54
Plaza Park	Houston	1982	105,530	61%	576	8.95	8.57
Uptown Tower	Dallas	1982	253,981	78%	3,564	17.99	18.73
Westbelt Plaza	Houston	1978	65,619	82%	556	10.33	9.94
Westgate Service Center	Houston	1984	97,225	83%	610	7.56	7.77
Total/Weighted Average - Pillarstone Properties			1,531,737	80%	13,711	11.19	11.18

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,116,225	86%	$83,082	$15.80	$15.92

(1)
Calculated as the tenant's actual March 31, 2017 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2017. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2017 equaled approximately $184,000 for the month ended March 31, 2017.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of March 31, 2017. Excludes vacant space as of March 31, 2017.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2017, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2017.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of March 31, 2017, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™

www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Bellnott Square • Torrey Square • Lion Square • Woodlake Plaza • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons •

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Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 4144 North Central Expressway, Suite 610, Dallas, TX 75204 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037